Exhibit 10.40
ADDENDUM No. 1
to the
REINSURANCE AGREEMENT
between
NORTH POINTE INSURANCE COMPANY
(“Company”)
and
MIDFIELD INSURANCE COMPANY
(“Reinsurer”)
Effective: January 1, 2007.
Effective 12:01 a.m., Eastern Standard Time, January 1, 2007, the following shall be added to the REINSURANCE AGREEMENT:
Section 19. Exclusions shall be added as follows:
THIS AGREEMENT DOES NOT COVER THE FOLLOWING INSURANCE COVERAGES;
1.	Glass.

2.	Crime.

3.	Fidelity.

4.	Forgery.
All other terms and conditions of the Agreement shall remain unchanged.
IN WITNESS HEREOF, the parties hereto have caused this Addendum No. 1 to be executed this the ___ day of February, in the year of 2007.

NORTH POINTE INSURANCE COMPANY
Company
By:

Title:

MIDFIELD INSURANCE COMPANY
Reinsurer

By:

Title: